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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Intraware, Inc.
(Name of Registrant as Specified In Its Charter)
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☒	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Intraware, Inc.
25 Orinda Way
Orinda, California 94563
(925) 253-4500

July 18, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Intraware, Inc. The Annual Meeting will be held at 10:00 a.m. on August 27, 2003 at OCC, 315 Camino Sobrante, Orinda, California 94563.

        At this year's Annual Meeting you will be asked to elect one person to our Board of Directors and to ratify our selection of PricewaterhouseCoopers LLP as our independent accountants. Your vote on these matters is important and we appreciate your continued support.

        The formal notice of the Annual Meeting and the Proxy Statement are included in this invitation. We have also enclosed a copy of our Annual Report to Stockholders, which includes our amended Annual Report on Form 10-K/A for fiscal year 2003.

        Please use this opportunity to take part in Intraware's affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, or vote electronically via the Internet or telephone if instructions for doing so are shown on the proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

Peter H. Jackson President and Chief Executive Officer

INTRAWARE, INC.
2003 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

INTRAWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 27, 2003, at 10:00 a.m.

DATE AND TIME	Wednesday, August 27, 2003 at 10:00 a.m.
PLACE	OCC, 315 Camino Sobrante, Orinda, California 94563
ITEMS OF BUSINESS:	1.
Elect one Class II Director for a term of three years or until his successor is duly elected and qualified. Our Board of Directors has nominated Brendan A. McLoughlin for election as the Class II director.
	2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants.
RECOMMENDED ACTION:	The Board of Directors recommends a vote "FOR" each of the proposals.
WHO MAY VOTE
Stockholders who owned our stock at the close of business on June 30, 2003 may attend and vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices at 25 Orinda Way, Orinda, California, during the ten days before the meeting.

By Order of the Board of Directors

John J. Moss Vice President, General Counsel and Secretary
Orinda, California July 18, 2003

It is important that you promptly vote your proxy by signing, dating and returning the enclosed proxy card, or by using Internet or telephone voting if your proxy card offers those options. You may still attend the Annual Meeting and change your vote, even if you vote by proxy. However, we recommend you vote your proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders. The meeting will be held on August 27, 2003 at 10:00 a.m. at OCC, 315 Camino Sobrante, Orinda, California 94563. OCC's telephone number is (925) 254-4313. Our headquarters are located at 25 Orinda Way, Orinda, California 94563. Our telephone number is (925) 253-4500.

        Voting materials, which include this Proxy Statement, the proxy card and the 2003 Annual Report to Stockholders, will be mailed to stockholders on or about July 18, 2003.

Questions and Answers About The Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?

        Two proposals will be voted on at the Annual Meeting:

  •
  The election of a director; and

  •
  The ratification of the appointment of independent accountants for our 2004 fiscal year.

What are the Board's recommendations?

        Our Board recommends that you vote:

  •
  "FOR" election of the nominated director; and

  •
  "FOR" ratification of the appointment of independent accountants for our 2004 fiscal year.

Will there be any other items of business on the agenda?

        We do not expect any other items of business. However, in case other items of business do arise, the accompanying proxy gives discretionary authority to the persons named on the proxy as to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

        Stockholders of record at the close of business on June 30, 2003 (the "Record Date") may vote at the Annual Meeting. Each holder of our common stock or Series A Preferred Stock is entitled to one vote on each proposal for each share of that stock held on the Record Date. Each holder of our Series B-1 Preferred Stock is entitled to 12.03 votes on each proposal for each share of that stock held on the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the "stockholder of record." The Proxy Statement, Annual Report and proxy card have been sent directly to you by Intraware.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing.

How do I vote?

        You may vote using any of the following methods:

  •
  By Mail—Sign and date each proxy card you receive and return it in the postage prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf "FOR" the election of the nominated directors and "FOR" the ratification of the independent accountants for our 2004 fiscal year.

  •
  By Telephone or the Internet—If you are a beneficial owner, you will receive instructions from your broker, bank or nominee that you must follow for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

    If you vote by telephone or via the Internet you do not need to return your proxy card.

  •
  In Person at the Annual Meeting—Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

        You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with Intraware's Secretary a written notice of revocation or deliver a valid, later-dated proxy before the vote at the Annual Meeting. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not revoke a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

How are votes counted?

        In the election of directors, you may vote "FOR" the nominee or your vote may be "WITHHELD" with respect to the nominee. For the other items of business, you may vote "FOR," vote "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" the nominee to the Board "FOR" ratification of the independent accountants, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What vote is required to approve each item?

        In the election of directors, the person receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions have the same effect as votes against the proposal.

Is cumulative voting permitted for the election of directors?

        Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of our stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 53,573,699 shares of our common stock, 994,473 shares of our Series A Preferred Stock, and 10,042 shares of our Series B-1 Preferred Stock (convertible into 120,889 shares of our common stock) outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How much did this proxy solicitation cost?

        We have hired Computershare Investor Services LLC to assist in the distribution of proxy materials for approximately $900. Our employees, officers and directors may also solicit proxies, without additional compensation other than reimbursement of their expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

If I want to submit a stockholder proposal for the 2004 Annual Meeting, what is the deadline?

        If you wish to submit a proposal for possible inclusion in our 2004 proxy materials, we must receive your notice, in accordance with Securities and Exchange Commission ("SEC") rules, not less than 120 days before the one-year anniversary of the date of this proxy statement or, if our 2004 annual meeting is more than 30 days earlier or later than the one-year anniversary of our 2003 Annual Meeting, a reasonable time before we begin to print and mail our proxy materials for our 2004 annual meeting. The proposal(s) should be mailed to our Secretary at our principal executive offices at 25 Orinda Way, Orinda, California 94563. Under our bylaws, your nominations for director and stockholder proposals not included in our 2004 proxy materials must be submitted to our Secretary, at the above address, between May 20, 2004 and June 19, 2004 in order to be considered timely for possible action by our stockholders at the 2004 annual meeting. However, if the date of the 2004 annual meeting is more than 30 days earlier or later than the one-year anniversary of the 2003 Annual Meeting, such proposals or nominations must be submitted by the later of (1) the 90th day before the 2004 annual meeting, or (2) the 10th day after the 2004 annual meeting date is first publicly announced. Stockholder nominations and proposals must also meet other criteria described in our bylaws in order to be considered at the 2004 annual meeting. You may obtain a copy of our bylaws by making a written request to our Secretary at the above address.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTOR

Directors

        Our Board of Directors currently has five members, who are divided among three classes with overlapping three year terms. Our Board also currently has two vacancies. For as long as our Series B-1 Preferred Stock remains outstanding, the holders of that stock are entitled to elect one director to our Board, who would not be a member of a class. Also, for as long as Zomax Incorporated holds 5% of our outstanding common stock, and our Strategic Alliance Agreement with them remains in effect, Zomax is entitled to designate a representative to fill one of the vacancies on our Board. Any Board member designated by Zomax would fall into one of our three classes of directors and would be subject to re-election by our common and preferred stockholders in accordance with the regular term of that class. Currently no representative of our Series B-1 Preferred Stock holders or of Zomax serves on our Board.

Nominee for Class II Director

        At this year's Annual Meeting, one Class II director is to be elected for a term of three years. The Board of Directors has nominated Brendan A. McLoughlin as Class II director. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Mr. McLoughlin. We expect Mr. McLoughlin to accept his nomination. However, if he is unable or declines to serve as a director at the time of the meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The elected director's term of office will continue until our 2006 annual meeting or until the director's successor has been elected and qualified.

Information on the Nominee and Other Directors

        Below is information on the nominee for Class II director and on the directors whose terms continue after this year's Annual Meeting. This information is current as of June 30, 2003.

Nominee for Class II Director for a Term expiring in 2005

Name	Age	Position
Brendan A. McLoughlin	64	Director

        Brendan A. McLoughlin has served as a member of our Board of Directors since July 2002. He is a member of our Audit Committee and of our Special Litigation Committee and is the Chairman of our Compensation Committee. From September 1998 to April 2001 Mr. McLoughlin served as Senior Vice President of Sales at Navigation Technologies Corporation, a database software company. From August 1997 to June 1998 he served as Senior Vice President of Sales for Fujitsu Personal Computer Company, and from September 1996 to July 1997 he served as Senior Vice President of World-Wide Sales at Vision Tek Corporation, a 3D graphic accelerator company. From May 1993 to August 1996 he served as Senior Vice President of World-Wide Sales at Dataflex Corporation, a value-added reseller of computer hardware and services. From 1983 to 1993, Mr. McLoughlin held various management positions at Compaq Computer Corporation, including Vice President of North American Corporate Sales. From 1968 to 1983 he held various positions at IBM Corporation. Mr. McLoughlin holds a B.A. in Business Administration from Belmont Abbey College and has completed executive management courses at Harvard University Business School and the University of Pennsylvania Wharton School of Business.

Recommendation of the Board

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTOR OF THE NOMINEE SET FORTH ABOVE.

Incumbent Class III Directors Whose Term Expires in 2004

Name	Age	Position
Mark B. Hoffman	56	Chairman of the Board of Directors
Peter H. Jackson	45	President, Chief Executive Officer and Director

        Mark B. Hoffman has served as Chairman of our Board of Directors since August 1996. He is a member of our Audit Committee. Since September 1996, Mr. Hoffman has served as Chairman of the Board of Directors and Chief Executive Officer of Commerce One, Inc., an e-commerce procurement and supplier-management solutions company. Prior to joining Commerce One, Mr. Hoffman served as Chief Executive Officer and President of Sybase, Inc., a company he co-founded in 1984. Prior to Sybase, Mr. Hoffman's experience includes management positions at Britton Lee, a manufacturer of database machines, and at Amdahl Corporation. Mr. Hoffman holds an M.B.A. from the University of Arizona and a B.S. in Engineering from the U.S. Military Academy.

        Peter H. Jackson has served on our Board of Directors since August 1996, when he co-founded Intraware. Since September 2002 he has served as President and Chief Executive Officer of Intraware, from December 2000 to September 2002 he served as Chief Executive Officer of Intraware, and from August 1996 to December 2000 he served as President and Chief Executive Officer of Intraware. From May 1996 to August 1996, Mr. Jackson served as a Vice President of Vanstar Corporation, a computer hardware and services company. From May 1994 to May 1996, Mr. Jackson served as President and COO of Dataflex Corporation, a value-added reseller of computer hardware and services. From January 1986 to May 1994, Mr. Jackson served as Founder and President of Granite Computer Products, Inc., a corporate computer hardware reseller and services provider. Mr. Jackson holds an A.B. in History from the University of California, Berkeley.

Incumbent Class I Directors Whose Term Expires in 2005

Name	Age	Position
Peter F. Pervere	56	Director
Frost R. R. Prioleau	42	Senior Advisor and Director

        Peter F. Pervere has served as a member of our Board of Directors since March 2003. He is the Chairman of our Audit Committee and is a member of our Compensation Committee. From April 1997 until February 2000 Mr. Pervere served as Vice President and Chief Financial Officer and from February 2000 to May 2002 he served as Senior Vice President and Chief Financial Officer of Commerce One, Inc. From 1987 to April 1997, Mr. Pervere was at Sybase, Inc., serving as Vice President and Corporate Controller from 1991 to 1997. Prior to joining Sybase, Mr. Pervere served for five years on the auditing staff, including three years as an audit manager, at the accounting firm of Ernst & Young LLP. Mr. Pervere holds a B.A. degree in History from Stanford University.

        Frost R.R. Prioleau has served as member of our Board of Directors since 2000. Mr. Prioleau served as President of Intraware from December 2000 to September 2002, as Executive Vice President of Products and Services of Intraware from June to December 2000, as Vice President of E-services from November 1999 to June 2000, and as Vice President of SubscribeNet from December 1998 to November 1999. From March 1989 to October 1998, Mr. Prioleau served successively as Vice President and President and Chief Executive Officer of P2 Holdings Corporation, a rapid prototyping and services provider. P2 Holdings Corporation filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in December 1998. Mr. Prioleau holds a B.S.E. in Engineering Management Systems from Princeton University.

Board Meetings and Committees

        Our Board of Directors held thirteen meetings during our last fiscal year, which ended February 28, 2003. Each director attended at least 75% of all Board meetings held during such director's tenure. Each director who was a committee member attended at least 75% of all applicable committee meetings held during such director's tenure. The table below describes the Board's committees and the current membership of those committees. The Board may establish other committees as it deems appropriate.

Name of Committee and Members	Functions of the Committee
Audit Peter F. Pervere, Chairman Mark B. Hoffman Brendan A. McLoughlin	The Audit Committee's primary functions are to provide oversight and monitoring of our management and the independent accountants, and their activities with respect to our financial reporting process. See the Audit Committee charter attached as Appendix A for a more detailed description of the Audit Committee's role and functions.
Compensation Brendan A. McLoughlin, Chairman Peter F. Pervere
The Compensation Committee determines the compensation of our executive officers, administers our employee stock option plans, and reviews and approves compensation philosophy and programs for annual and long-term executive compensation.
Nominating and Governance Peter F. Pervere, Chairman Brendan A. McLoughlin
The Nominating and Governance Committee evaluates, proposes and approves nominees for election or appointment to the Board and evaluates the composition, organization and governance of the Board and its committees. In order for the committee to consider stockholder nominees for the Board of Directors for future meetings, stockholders must submit the name and qualifications of a nominee in writing mailed to our Secretary at our offices at 25 Orinda Way, Orinda, California 94563. See the Charter for the Nominating and Governance Committee attached as Appendix B for a more complete description of the committee's role and functions.
Special Litigation Committee Brendan A. McLoughlin
The Special Litigation Committee is a temporary committee of the Board consisting solely of an independent director who is not a defendant in the securities class action litigation pending against Intraware. The purpose of the committee is to decide whether and on what terms we should enter into agreements to settle that litigation.

Director Compensation

Non-Employee Directors

        In view of the increased workload and responsibilities of our non-employee directors since the enactment of new corporate governance laws and rules, we adopted a cash compensation program for our non-employee directors in March 2003. Our non-employee directors now receive the following cash compensation:

  •
  For Board Membership:

  •
  The Board Chairman receives an annual retainer of $7,500 and each other non-employee director receives an annual retainer of $5,000.

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  Each non-employee Board member receives a $500 fee per Board meeting, but no more than a total of $4,000 in Board meeting fees per Intraware fiscal year.

  •
  For Audit Committee Membership:

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  The Audit Committee Chairman receives an annual retainer of $6,000 and each other Audit Committee member receives an annual retainer of $4,000.

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  Each Audit Committee member receives a $500 fee per Audit Committee meeting, but no more than a total of $3,000 in Audit Committee meeting fees per Intraware fiscal year.

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  For Membership on Other Standing Board Committees (Excluding Special or Temporary Committees)

  •
  The committee chairman receives an annual retainer of $4,500 and each other committee member receives an annual retainer of $3,000.

  •
  Each committee member receives $500 per committee meeting, but no more than a total of $2,000 in committee meeting fees per Intraware fiscal year.

        In addition, we reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Directors who serve on the Board because of a contractual right to do so are not eligible for compensation under this program.

        Non-employee directors will continue to receive automatic, nondiscretionary stock option grants at the time they become directors and annually thereafter, under our 1998 Director Option Plan. Under this plan, a director receives an option grant for 15,000 shares on the date of election to the Board, and receives an option grant for 7,500 shares each year thereafter on the date of the annual meeting of stockholders if the director has served on the Board for six months before the annual meeting. The initial grant vests over four years, 12.5% of the shares vesting six months after the grant date and the balance vesting monthly in equal installments thereafter. Each subsequent grant vests over two years, 25% of the shares vesting six months after the grant date and the balance vesting monthly in equal installments thereafter. The exercise price of each grant is the fair market value of the stock on the date of the grant. A copy of this plan is attached as an exhibit to our Registration Statement on Form S-8 filed with the SEC on January 18, 2001.

        Mr. McLoughlin received an option grant for 15,000 shares upon his election to the Board in July 2002. Messrs. Codd and Hoffman each received an option grant for 7,500 shares on our annual meeting date in November 2002. Mr. Pervere received an option grant for 15,000 shares upon his election to the Board in March 2003.

Employee Directors

        Our employee directors receive no compensation for their service as directors. Compensation received by Mr. Jackson for his services as President and Chief Executive Officer is described below under "Other Information: Executive Compensation." Mr. Prioleau received cash compensation during the 2003 fiscal year for his services as President and as Senior Advisor.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending February 29, 2004. The Board of Directors has approved, and asks that the stockholders ratify, that appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of independent accountants.

        We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees for Fiscal Year 2003

        The fees billed and expected to billed by PricewaterhouseCoopers LLP for our fiscal year 2003 annual audit and review of interim financial statements are approximately $213,000.

All Other Independent Accountant Fees for Fiscal Year 2003

        The fees billed by PricewaterhouseCoopers LLP for all other professional services during the 2003 fiscal year were approximately $108,000. All other professional services include fees for such services as SEC registration statement reviews, and sales and foreign tax research and accounting consultations.

Required Vote

        The affirmative vote of the holders of a majority of our common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending February 29, 2004.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 29, 2004.

OTHER INFORMATION

Executive Officers

        In addition to Mr. Jackson, the following persons were executive officers of Intraware as of July 9, 2003:

Name	Age	Position
Wendy A. Nieto	38	Chief Financial Officer and Senior Vice President of Finance
David L. Dunlap	36	Senior Vice President of Sales and Marketing
John J. Moss	41	Vice President and General Counsel
Richard J. Northing	38	Vice President of Technology and Operations

        Wendy A. Nieto joined us in April of 2000 as Controller. Mrs. Nieto became Vice President of Finance in August 2001 and became Intraware's Chief Financial Officer and Senior Vice President of Finance in April 2002. Prior to joining Intraware, Mrs. Nieto was Director of Finance at Chiron Corporation, a biotechnology company. A Certified Public Accountant, Mrs. Nieto was also employed by various accounting firms. Mrs. Nieto holds a B.S. from California State University, Hayward and an M.B.A. from St. Mary's University.

        David L. Dunlap joined us as the Director of Product Lines in September 1997. Mr. Dunlap became Vice President of Operations in May 1998, Chief Operations Officer in December 2000, Senior Vice President of Business Development in February 2001, and Senior Vice President of Sales and Marketing in July 2003. From September 1996 to September 1997, Mr. Dunlap served as a Financial Systems Project Manager for PeopleSoft, Inc., a software development company. From May 1996 to September 1996, Mr. Dunlap served as Director of Purchasing for Vanstar Corporation, a computer hardware and services company. From May 1994 to May 1996, Mr. Dunlap served as Vice President of National Operations for Dataflex Corporation, a value-added reseller of computer hardware and services. From September 1986 to May 1994, Mr. Dunlap served as Vice President of Operations for Granite Computer Products, Inc. Mr. Dunlap holds a B.A. in Government from Cornell University.

        John J. Moss joined us as General Counsel in October 1999 and became Vice President and General Counsel in August 2001. From March 1997 to October 1999, he served as Assistant General Counsel and then Deputy General Counsel at BARRA, Inc., a provider of financial software and services. From June 1993 to March 1997 he served as Corporate Counsel at Oracle Corporation, and from September 1991 to May 1993 he was an associate at the law firm of Graham & James. Mr. Moss holds a J.D. from Stanford University, an M.A. in International Economics from the Johns Hopkins School of Advanced International Studies, and a B.A. from Sarah Lawrence College.

        Richard J. Northing joined us as Project Manager in May 1999. Dr. Northing became Director of Project Management in October 1999, Senior Director of Project Management in May 2000, and Vice President of Technology Operations in March 2001. He held senior consulting positions at Accenture from 1997 to 1999 and at Electronic Data Systems Corporation from 1990 to 1997. Dr. Northing holds a B.Sc. from the University of Liverpool, U.K., and a D.Phil from Oxford University, U.K.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers, our directors, and persons who own more than 10% of our common stock (who together we refer to as "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms received or written representations from Reporting Persons, we believe that with respect to the fiscal year ended February 28, 2003, all the Reporting Persons complied with all applicable filing requirements, except as follows:

        On July 3, 2002, Mrs. Nieto purchased 1,500 shares of our common stock in the open market. That purchase was reported on August 15, 2002.

        On November 6, 2002, the date of our annual meeting of stockholders, Messrs. Codd and Hoffman each received a non-discretionary option grant exercisable for 7,500 shares of our common stock. Those grants were reported on January 11, 2003.

        On January 6, 2003, Mr. Prioleau purchased 87,908 shares of our common stock through the exercise of an employee stock option, and sold 59,900 shares of our common stock in the open market. Those transactions were reported on January 9, 2003.

Security Ownership of Certain Beneficial Owners and Management

        The following tables set forth certain information regarding beneficial ownership of our common stock, our Series A Preferred Stock, and our Series B-1 Preferred Stock as of the Record Date (except as otherwise noted) by (i) each of our directors, (ii) our Chief Executive Officer, our other four executive officers as of the Record Date who were most highly compensated and who earned more than $100,000 during the fiscal year ended February 28, 2003, and another employee who was an executive officer for part of the fiscal year and would have been included among the other four had he remained an executive officer through the end of the fiscal year (these employees are referred to as "Named Executive Officers" elsewhere in this Proxy Statement), (iii) all of our directors and executive officers as a group, and (iv) each person or entity who is known by us to own beneficially more than 5% percent of that class of our stock.

        These tables are based on information provided to Intraware or filed with the Securities and Exchange Commission by Intraware's directors, executive officers and principal stockholders. Unless otherwise indicated, the address for each stockholder listed in the following common stock and Series A Preferred Stock tables is c/o Intraware, Inc., 25 Orinda Way, Orinda, California 94563, and the address for each stockholder listed in the following Series B-1 Preferred Stock table is c/o Commonwealth Associates LP, 830 Third Avenue, New York, New York 10022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Applicable percentage ownership in the following table is based on 53,573,699 shares of common stock outstanding as of the Record Date.

Common Stock

	Shares Beneficially Owned
Name
	Number	Percentage
Zomax Incorporated(1)	6,097,561	11.4%
Palisade Capital Management L.L.C.(2)	2,870,000	5.4
Passport Holdings, L.L.C.(3)	2,751,304	5.1
Mark B. Hoffman(4)	1,409,940	2.6
Peter H. Jackson(5)	1,303,548	2.4
Frost R. R. Prioleau(6)	970,965	1.8
Norman A. Pensky(7)	328,166	*
David L. Dunlap(9)	223,435	*
James A. Brentano(8)	306,173	*
John J. Moss(10)	186,085	*
Wendy A. Nieto(11)	127,470	*
Brendan A. McLoughlin(12)	4,482	*
Peter F. Pervere	—	*
All directors and officers as a group (11 Persons)(13)	4,896,722	9.1

*
Less than 1% of the outstanding shares of common stock.

(1)
The information herein regarding Zomax Incorporated is based on a Schedule 13D filed by Zomax Incorporated with the Securities and Exchange Commission on August 22, 2002. The address for Zomax Incorporated is 5353 Nathan Lane, Plymouth, Minnesota 55442.

(2)
The information herein regarding Palisade Capital Management L.L.C. is based on a Schedule 13G filed by Palisade Capital Management L.L.C. with the Securities and Exchange Commission on February 6, 2003. The address for Palisade Capital Management L.L.C. is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.

(3)
The information herein regarding Passport Holdings, L.L.C. is based on a Schedule 13G filed by Passport Holdings, L.L.C. with the Securities and Exchange Commission on April 25, 2003. The address of Passport Holdings, L.L.C. is One Sansome St., 39th Floor, San Francisco, California 94104.

(4)
Includes 92,812 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Also includes 276,243 shares of common stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of the Record Date and 55,248 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of April 4, 2003. Excludes 40,000 shares of common stock held by the Annie Eleanor Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Excludes 40,000 shares of common stock held by the Andrew Mark Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Mr. Hoffman is the Chairman of our Board of Directors.

(5)
Includes 906,248 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Also includes 2,100 shares held as custodian and 75 shares held as guardian by Mr. Jackson for Drew Jackson, 1,800 shares held as custodian and 200 shares held as guardian by Mr. Jackson for Connor Jackson, 3,000 shares held as custodian and 75 shares held as guardian by Mr. Jackson for Lindsey Jackson, and 2,700 shares held as custodian and 400 shares held as guardian by Mr. Jackson for Brett Jackson. Mr. Jackson is our President and Chief Executive Officer and a member of the Board of Directors.

(6)
Includes 967,840 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mr. Prioleau is our Senior Advisor and a member of our Board of Directors.

(7)
Includes 328,166 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Also includes an aggregate of 2,500 shares of common stock held by the Teri Pensky Irrevocable Trust, Valerie Pensky Irrevocable Trust, John Pensky Irrevocable Trust, Scott Pensky Irrevocable Trust, and the Sean Curtis Irrevocable Trust. Mr. Pensky ceased to be an executive officer in October 2002. He remains employed by Intraware as our Vice President of Strategic Alliances and Channels.

(8)
Includes 272,498 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. During our fiscal year ended February 28, 2003, and until July 9, 2003, Mr. Brentano was our Senior Vice President of Technology and Operations and an executive officer. He is now our Vice President of Product Development and is not an executive officer.

(9)
Includes 203,537 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mr. Dunlap is our Senior Vice President of Sales and Marketing. During our fiscal year ended February 28, 2003, and until July 9, 2003, Mr. Dunlap was our Senior Vice President of Business Development.

(10)
Includes 182,078 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mr. Moss is our Vice President and General Counsel.

(11)
Includes 124,582 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mrs. Nieto is our Chief Financial Officer and Senior Vice President.

(12)
Includes 4,062 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mr. McLoughlin is a member of our Board of Directors.

(13)
Includes an aggregate of 3,300,772 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the Record Date, upon conversion of Series A Preferred Stock convertible within 60 days of the Record Date, and upon exercise of warrants exercisable within 60 days of the Record Date.

Series A Preferred Stock

	Shares Beneficially Owned (Series A Preferred Stock)		Shares Beneficially Owned (as converted into Common Stock)
Name
	Number	Percentage	Number	Percentage
Mark B. Hoffman(1)	276,243	27.8%	276,243	*	%
George M. Drysdale(2)	276,243	27.8	276,243	*
Margaret L. Taylor	220,994	22.2	220,994	*
Drysdale Partners	138,121	13.9	138,121	*
David A. Duffield Trust	110,497	5.6	110,497	*
John V. Balen	55,248	7.8	55,248	*
Peter H. Jackson	—	*	—	*
Brendan A. McLoughlin	—	*	—	*
Peter F. Pervere	—	*	—	*
Frost R. R. Prioleau	—	*	—	*
Wendy A. Nieto	—	*	—	*
David L. Dunlap	—	*	—	*
James A. Brentano	—	*	—	*
John J. Moss	—	*	—	*
Norman A. Pensky	—	*	—	*
All directors and executive officers as a group (11 Persons)	276,243	27.8	276,243	*

*
Less than 1% of the outstanding shares of common stock.

(1)
Mr. Hoffman is Chairman of our Board of Directors.

(2)
Includes 138,121 shares of Series A Preferred Stock held by Drysdale Partners.

Series B-1 Preferred Stock

	Shares Beneficially Owned (Series B-1 Preferred Stock)		Shares Beneficially Owned (as converted into Common Stock)
Name
	Number	Percentage	Number	Percentage
Abrams Family X Partnership	2,620	26.1	31,544	*
Tim Flynn	2,620	26.1	31,544	*
Maurice Gallagher	2,620	26.1	31,544	*
SJG Management	1,048	10.4	12,617	*
Mark B. Hoffman	—	*	—	*
Peter H. Jackson	—	*	—	*
Brendan A. McLoughlin	—	*	—	*
Peter F. Pervere	—	*	—	*
Frost R. R. Prioleau	—	*	—	*
Wendy A. Nieto	—	*	—	*
David L. Dunlap	—	*	—	*
James A. Brentano	—	*	—	*
John J. Moss	—	*	—	*
Norman A. Pensky	—	*	—	*
All directors and executive officers as a group (11 Persons)	—	*	—	*

*
Less than 1% of the outstanding shares of common stock.

Executive Compensation

Summary Compensation Table

        The table below summarizes the compensation earned for services rendered to us in all capacities for the fiscal years ended February 28, 2003, February 28, 2002, and February 28, 2001 by our Named Executive Officers.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position						Securities Underlying Options(#)
	Year	Salary($)	Bonus($)	Other($)
Peter H. Jackson President and Chief Executive Officer	2003 2002 2001	$289,147 293,753 300,200	$15,000 — 40,000	$	— — —	200,000 1,200,000 —
Wendy A. Nieto Chief Financial Officer and Senior Vice President of Finance	2003 2002 2001	$144,325 141,316 118,333	$2,500 5,000 1,385	$	— — —	150,000 70,000 74,375
David L. Dunlap Senior Vice President of Sales and Marketing	2003 2002 2001	$158,000 157,000 153,333	$15,000 — 20,000	$	— — —	150,000 70,000 110,000
James A. Brentano(1) Vice President of Product Management	2003 2002 2001	$177,750 176,625 161,667	$5,625 — 15,000	$	— — —	150,000 80,000 180,000
John J. Moss Vice President and General Counsel	2003 2002 2001	$154,050 148,033 140,833	$5,063 — 20,052	$	— — —	150,000 70,000 80,000
Norman A. Pensky(2) Vice President of Strategic Alliances and Channels	2003 2002 2001	$145,953 148,629 151,400	$77,974 102,482 188,119	$	— — —	100,000 80,000 170,000

(1)
Mr. Brentano ceased to be an executive officer in July 2003. He remains an employee of the company.

(2)
Mr. Pensky ceased to be an executive officer in October 2002. He remains an employee of the company.

Options Granted During the Last Fiscal Year

        The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended February 28, 2003, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

        In fiscal year 2002, we granted options to purchase up to an aggregate of 4,500,000 shares to employees, directors and consultants. All options were granted under our 1996 Stock Option Plan, 1998 Director Option Plan or 1999 Non-Qualified Acquisition Stock Option Plan at exercise prices which were equal to the closing price of our common stock on the date of grant as reported on the Nasdaq

National Market, except the grant of an option to each of Messrs. Jackson and Prioleau to purchase 600,000 shares at a price equal to 85% of the closing price of our common stock on the date of grant as reported on the Nasdaq National Market, and the grant of an option to a consultant to purchase 110,000 shares at a price of $0.01 in consideration for real estate brokerage services. All options have a term of ten years. Optionees may pay the exercise price by cash, check, promissory note or delivery of already-owned shares of our common stock. Generally, option shares granted to employees and consultants, and initial grants to non-employee directors, vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month thereafter. Grants to non-employee directors after the initial grants vest over two years, with 25% of the option shares vesting six months after the option grant date, and the remaining option shares vesting ratably each month thereafter. Exceptions made to our standard vesting arrangements included the grant of an option to each of Messrs. Jackson and Prioleau to purchase 600,000 shares, 100% of which vest on the fourth anniversary of the grant but subject to accelerated vesting upon the company's achievement of certain operating and financial objectives; the grant of an option to a consultant to purchase 110,000 shares, 100% of which vested immediately on the grant date, in consideration for real estate brokerage services; and the grant of an option to a consultant to purchase 150,000 shares, 100% of which vested immediately on the grant date, in consideration for investor relations services.

	Individual Grants
		% of Total Options Granted to Employees In Last Fiscal Year
	Number of Securities Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price ($/share)	Expiration Date
					5% ($)	10% ($)
Peter H. Jackson	200,000	7.40%	$0.77	8/6/2012	$96,850	$245,436
Wendy A. Nieto	150,000	5.55	0.77	8/6/2012	72,637	184,077
David L. Dunlap	150,000	5.55	0.77	8/6/2012	72,637	184,077
James A. Brentano(1)	150,000	5.55	0.77	8/6/2012	72,637	184,077
John J. Moss	150,000	5.55	0.77	8/6/2012	72,637	184,077
Norman A. Pensky(2)	100,000	3.70	0.77	8/6/2012	48,425	122,718

(1)
Mr. Brentano ceased to be an executive officer in July 2003. He remains an employee of the company.

(2)
Mr. Pensky ceased to be an executive officer in October 2002. He remains an employee of the company.

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended February 28, 2003, and exercisable and unexercisable options held as of February 28, 2003. The "Value of Unexercised In-the-Money Options at February 28, 2003" is based on a value of $1.02 per share, the fair market value of Intraware's common stock as of February 28, 2003, less the per share exercise price of the option, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1996 Stock Option Plan or our 1999 Non-Qualified Acquisition Stock Option Plan. Initial grants under those plans vest as to 25% of the shares one year after the grant date and as to remaining shares ratably over the next 36 months. Subsequent grants generally vest as to 12.5% of the shares 6 months after the grant date and as to the remaining shares ratably over the next 42 months.

			Number of Securities Underlying Unexercised Options at February 28, 2003 (#)
					Value of Unexercised In-the-Money Options at February 28, 2003 ($)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter H. Jackson	—	N/A	693,749	756,251	$216,325	$219,875
Wendy A. Nieto	—	N/A	88,019	206,356	9,821	43,079
David L. Dunlap	—	N/A	157,703	232,297	10,220	43,080
James A. Brentano(1)	—	N/A	218,748	261,252	11,354	44,546
John J. Moss	—	N/A	137,079	222,921	9,821	43,079
Norman A. Pensky(2)	—	N/A	70,416	279,584	8,992	33,608

(1)
Mr. Brentano ceased to be an executive officer in July 2003. He remains an employee of the company.

(2)
Mr. Pensky ceased to be an executive officer in October 2002. He remains an employee of the company.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        In fiscal year 2002 we granted to each of Messrs. Jackson and Prioleau an option to purchase 600,000 shares of Intraware common stock, which are subject to accelerated vesting in the event of a change of control. Under the terms of each grant, each of Messrs. Jackson and Prioleau will receive one year of additional vesting beyond that provided for under the company's 1996 Stock Option Plan (see below) as to 450,000 shares upon any termination of his employment by Intraware without cause within twelve months following any change of control of Intraware or the announcement of any such change of control. In addition, each of Messrs. Jackson and Prioleau will receive one year of additional vesting beyond that provided for under the company's 1996 Stock Option Plan as to the other 150,000 shares upon any involuntary termination without cause within twelve months following any change of control of Intraware or the announcement of any such change of control, provided that change of control is pursuant to a sale, exchange or other disposition of substantially all of the assets or outstanding common shares of the company at an implied enterprise value of not less than $1.25 per outstanding common stock share.

        In addition, we have entered into change of control severance agreements with each of our executive officers. The agreements provide that if there is a change of control of Intraware, and any of such executive officers is involuntarily terminated without cause within twelve months following the change of control or the announcement of such change of control, Intraware will provide to the executive officer:

  •
  a cash payment equal to 50% of his or her annual salary plus the full target bonus for the year;

  •
  100% of his or her health, dental and life insurance, including benefits paid to any dependents, through the earlier of six months from the date of his or her termination or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and

  •
  one year of additional vesting of unvested stock options in addition to any vesting acceleration provided under our 1996 Stock Option Plan.

        Effective August 31, 2002, Frost R. R. Prioleau resigned from his position as President of Intraware and entered into an employment agreement with Intraware under which he serves part-time as Senior Advisor. The employment agreement became effective on September 1, 2002, and will terminate on August 31, 2003. Under the agreement, Mr. Prioleau earns an annual salary of $62,500. Mr. Prioleau will receive a bonus of $62,500 upon any public announcement by Intraware that we have achieved positive net income on a GAAP basis for our fiscal quarter ending August 31, 2003, or in the event of a sale, exchange or other disposition of substantially all of Intraware's assets or outstanding common shares at an implied enterprise value of not less than $1.25 per outstanding common share. Mr. Prioleau's compensation under this agreement is for his services as an employee of Intraware during the agreement term. Mr. Prioleau is also a member of our Board of Directors.

        Our 1996 Stock Option Plan provides that in the event of a change-of-control merger or sale of substantially all of the assets of Intraware, each outstanding option vests and becomes exercisable to the extent of the shares that would otherwise have vested by December 31 of the year in which the merger or asset sale occurs.

Compensation Committee Interlocks and Insider Participation

        As of the Record Date and during fiscal year 2003, none of the members of the Compensation Committee was an officer (or former officer) or employee of Intraware; none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with Intraware in which the amount involved exceeded $60,000; none of Intraware's executive officers served on the Compensation Committee of another entity where one of that entity's officers served on Intraware's Compensation Committee; and none of Intraware's executive officers was a director of another entity where one of that entity's officers served on Intraware's Compensation Committee.

Certain Relationships and Related Transactions

        Michael Falk, who was a member of our Board of Directors from April 2001 until May 9, 2002, is Chairman and Chief Executive Officer of Commonwealth Associates Group Holdings, L.L.C. Commonwealth Associates Group Holdings, L.L.C. wholly owns Commonwealth Management, L.L.C., the general partner of Commonwealth Associates, L.P. Commonwealth Associates, L.P. acted as placement agent in our financing completed in May 2002, in which we issued common stock and warrants in a private placement to institutional and individual investors, for aggregate gross proceeds of $3.9 million. For its placement agency services in that transaction, we paid Commonwealth Associates, L.P. $231,400 in fees and reimbursed them for $70,000 in expenses. We also issued to Commonwealth Associates, L.P. a 5-year warrant to purchase 295,200 shares of our common stock at an exercise price of $1.00 per share, and a 5-year warrant to purchase 59,040 shares of our common stock at an exercise price of $1.19 per share (the exercise price of the latter warrant has since been reduced to $1.07 and the number of shares subject to that warrant has been increased to 65,605).

        Commonwealth Associates Group Holdings, L.L.C. wholly owns ComVest Management, LLC, which is the general partner of ComVest Venture Partners, L.P. Michael Falk is a manager of ComVest Management, L.L.C. ComVest Venture Partners purchased 250,000 shares of our common stock and a warrant for 50,000 shares of our common stock for $250,000 in our May 2002 financing.

        In August 2002 we entered into a strategic alliance agreement with Zomax Incorporated, a leading international outsource provider of supply chain management services. Under our agreement, Zomax has the right to market and resell the SubscribeNet solution as part of its suite of outsourcing services. The agreement provides for Zomax' payment to Intraware of $15 million in periodic license fees over 10 years, subject to certain conditions, including Zomax' right to cancel the agreement at any time on one year's notice. The agreement also provides for Zomax' payment of periodic royalties for completed SubscribeNet sales, and fees for referrals of new customers who purchase other Zomax services. The agreement also restricts Intraware and Zomax from selling competitive services to one another's existing customers and from entering into a similar relationship with one another's competitors. At the time we signed this agreement, Zomax also invested $5 million in Intraware, acquiring approximately 12% of our common stock through a private placement. Zomax has appointed an observer to our Board of Directors and has the right to change that observer to a director.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The members of the Compensation Committee are its Chairman, Brendan A. McLoughlin, and Peter F. Pervere. Mr. McLoughlin joined the Committee in July 2003, when Laurence M. Baer resigned from the Committee and the Board. Mr. Pervere joined the Committee in 2003, replacing Ronald E. F. Codd, who resigned from the Committee and the Board in May 2003. The Committee is responsible for Intraware's executive compensation policies and practices. The Committee's functions include:

  •
  evaluating the performance of Intraware's executive officers,

  •
  determining the compensation of the executive officers,

  •
  reviewing and approving Intraware's executive compensation philosophy,

  •
  reviewing and approving all executive officers' compensation, including salaries and bonuses, and

  •
  administering Intraware compensation plans, including granting awards under the company's stock option plans to its employees.

        The Committee has provided the following report on the compensation policies of Intraware as they apply to the executive officers, and the relationship of Intraware performance to executive compensation.

Overview of Compensation Policies

        Intraware's executive compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee approved a compensation program consisting of the following principal elements:

  •
  base salary;

  •
  cash incentives (such as bonuses);

  •
  equity incentives (such as stock option grants); and

  •
  benefits.

        When establishing salaries, bonus levels and stock option grants for each of the executive officers, the Committee considers the recommendations of the President and Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data concerning the compensation paid to officers at such companies. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the President and Chief Executive Officer.

        A fundamental tenet of Intraware's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of Intraware and its subsidiaries. As of June 30, 2003, the executive officers of

Intraware beneficially owned an aggregate of 2,183,169 shares of common stock, including shares issuable upon exercise of stock options exercisable on or before August 29, 2003.

Fiscal Year 2003 Executive Officer Compensation Program

        The components of the executive compensation program are described below:

Base Salary

        Intraware believes that base salary is a significant factor in attracting, motivating and retaining skilled executive officers. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions in software development and e-commerce companies located in the San Francisco Bay Area. Executive salaries are reviewed annually and adjusted as appropriate to reflect changes in the market conditions and individual performance and responsibility.

Bonus Program

        Intraware's cash bonus program seeks to motivate executives to achieve Intraware's performance objectives and to reward them when objectives are met. In the 2003 fiscal year, Intraware's bonus program was tied to specific financial objectives of the company, including positive cash flow and performance consistent with publicly announced guidance. If Intraware met those goals in any particular quarter, then the size of the bonus to each executive officer depended on the company's overall financial performance and, in the case of executives with particular areas of responsibility, the company's achievement of its performance objectives in those particular areas. All executive officer performance objectives were developed as part of Intraware's strategic plan that was updated quarterly, thereby helping to ensure that all executives' performance objectives are aligned with Intraware's strategic goals. In the 2003 fiscal year, Intraware paid bonuses for its second fiscal quarter, when the company achieved positive cash flow and met its publicly announced financial guidance. No other bonuses were paid to Intraware executive officers, with the exception of the Senior Vice President of Sales and Marketing, who received a guaranteed bonus for his first two fiscal quarters with the company as well as commissions paid on sales of Intraware products and services, and the Vice President of Strategic Alliances and Channels, whose bonus consisted of commissions paid on sales of Intraware products and services.

Stock Option Grants

        In fiscal year 2003, the Committee granted to Intraware's executive officers stock options to purchase an aggregate of 900,000 shares under the 1996 Stock Option Plan. The Committee determined that, in view of the fact that most executive officers had received no salary raises and only modest bonuses in the past two years, it was important to provide incentives for key executive officers to remain with the company and lead it through the transition to positive cash flow and profitability. The Committee determined the number of options granted to executive officers in fiscal year 2003 primarily by evaluating each officer's respective job responsibilities, rank within the company's management structure, and existing stock and unvested option holdings. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

Benefits

        In fiscal year 2003, Intraware offered benefits to its executive officers that were substantially the same as those offered to all of Intraware's regular employees.

        Intraware has a tax-qualified deferred compensation plan, known as the Intraware, Inc., 401(k) Profit Sharing Plan, covering all of Intraware's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. Intraware has not provided additional matching contributions under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Intraware to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Intraware, if any, will be deductible by Intraware when made.

President and Chief Executive Officer's Compensation

        In fiscal year 2003, Peter H. Jackson served as Intraware's Chief Executive Officer and a member of the Board of Directors. He also resumed the role of President beginning in September 2002. In fiscal year 2003, the Committee maintained Mr. Jackson's salary at approximately $300,000, granted him a bonus of $15,000 in the second fiscal quarter, when the company achieved positive cash flow, and granted him options to purchase 200,000 shares of Intraware stock with an exercise price equal to fair market value on the grant date, subject to standard four-year vesting terms.

        In determining Mr. Jackson's compensation, the Committee considered the same criteria it considered with respect to the other executive officers as well as continuing contributions of Mr. Jackson to the execution of Intraware's strategic plan. The Committee noted that in fiscal year 2003, under Mr. Jackson's leadership, Intraware:

  •
  Sold Intraware's asset management software business to Computer Associates International, Inc. and raised $3.9 million in a common stock placement, enabling Intraware to fully retire its $7 million in short-term debt and focus on its core Electronic Software Delivery and Management business;

  •
  Entered into a resale agreement with Zomax Incorporated that provides for Zomax' payment of $15 million to Intraware over 10 years (subject to Zomax' right to cancel on one year's notice), including a $1 million non-refundable prepayment;

  •
  Raised $5 million in capital through the sale of common stock to Zomax;

  •
  Reduced its net loss from $37.4 million in fiscal year 2002 to $9.7 million in fiscal year 2003;

  •
  Reduced its net loss per share from $1.18 in fiscal year 2002 to $0.20 in fiscal year 2003; and

  •
  Achieved positive cash flow from operations in the third fiscal quarter.

        However, the Committee also noted that key financial objectives of the company were not met, most importantly sustained positive cash flow and net income profitability.

Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless that compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the

Committee believes that any options granted under the Intraware's 1996 Stock Option Plan will meet the requirements of being performance-based, the Committee believes that Section 162(m) will not reduce the tax deduction available to Intraware. Intraware's policy is to qualify, to the extent reasonable, its executive officers compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Intraware's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Conclusion

        All aspects of Intraware's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Intraware's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Intraware's annual and long-term strategic objectives.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Brendan A. McLoughlin, Chairman Peter F. Pervere

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Audit Committee

        The purpose of the Audit Committee is to:

  •
  Oversee Intraware's accounting and financial reporting processes and audits of Intraware's financial statements;

  •
  Assist the Board in oversight and monitoring of (i) the integrity of Intraware's financial statements, (ii) Intraware's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) Intraware's internal accounting and financial controls;

  •
  Provide to the Board the results of its monitoring and related recommendations; and

  •
  Provide to the Board any additional information and materials as necessary to make the Board aware of significant financial matters that require its attention.

        In fulfilling its responsibilities, the Committee did the following:

  •
  Reviewed on a continuing basis the adequacy of Intraware's system of internal controls, including discussing Intraware's internal controls periodically with Intraware's management and the independent auditor;

  •
  Reviewed and discussed with management and the independent auditor the annual audited financial statements prior to filing Intraware's Annual Report on Form 10-K with the SEC, addressing the acceptability of Intraware's accounting principles as well as such other matters as are required to be discussed with the Committee under generally acceptable auditing standards and Statement of Accounting Standards 61 (Communication with Audit Committees), and recommended to the Board whether the financial statements should be included in the Annual Report;

  •
  Reviewed and discussed with management and the independent auditor the quarterly unaudited financial statements of the company prior to its quarterly earnings press release and the filing of its Quarterly Reports on Form 10-Q with the SEC;

  •
  Discussed with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Intraware's audited financial statements, and certain significant financial reporting issues and judgments made in connection with the preparation of Intraware's unaudited financial statements;

  •
  Reviewed disclosures made to the Audit Committee by Intraware's Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

  •
  Conducted a post-audit review of the year-end financial statements and audit findings, including significant suggestions for improvements provided to management by the independent auditor;

  •
  Reviewed before release the unaudited quarterly operating results in Intraware's quarterly earnings release;

  •
  Oversaw and reviewed the disclosure controls and procedures designed and maintained by Intraware's Disclosure Committee;

  •
  Appointed (subject to shareholder ratification), and oversaw the work and compensation of the independent auditor;

  •
  Reviewed and provided guidance with respect to the external audit and Intraware's relationship with its independent auditor by (i) reviewing the independent auditor's proposed audit scope, approach and independence; (ii) obtaining statements from the independent auditor regarding relationships and services with Intraware which may impact independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees"; and (iii) discussing with Intraware's independent auditor the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management;

  •
  Reviewed, in conjunction with counsel, any legal matters that could have a significant impact on Intraware's financial statements or compliance policies; and

  •
  As necessary, instituted special investigations with full access to all books, records, facilities and personnel of Intraware.

Meetings Held in Fiscal Year 2003 and Committee Independence

        The Committee held six meetings during fiscal year 2003. On several occasions the Committee met in separate executive session with Intraware's independent auditor. Each member of the Committee is independent as defined under Nasdaq standards.

Membership and Independence

        The Committee has three members, who meet the following criteria:

  •
  Each member is an independent director, as defined in (i) the rules of the SEC and (ii) Nasdaq Audit Committee requirements, including without limitation Nasdaq Marketplace Rules 4200 and 4350(d);

  •
  Each member is able to read and understand fundamental financial statements, in accordance with Nasdaq Audit Committee requirements, including without limitation Nasdaq Marketplace Rule 4350(d); and

  •
  One member of the Audit Committee is an audit committee financial expert, as defined in (i) the rules of the SEC and (ii) Nasdaq Audit Committee requirements, including without limitation Nasdaq Marketplace Rule 4350(d). During fiscal year 2003 and until May 15, 2003, the Committee's financial expert was Ronald E. F. Codd. Since May 15, 2003, the Committee's financial expert has been Peter F. Pervere.

Role of Management and the Independent Auditors

        Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion, based on their audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

Recommendation

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in

Intraware's Annual Report on Form 10-K and Amendment One thereto on Form 10-K/A for the year ended February 28, 2003, for filing with the SEC. The Committee and the Board have also recommended the ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditors.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Peter F. Pervere, Chairman Mark B. Hoffman Brendan A. McLoughlin

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder return from February 26, 1999, the effective date of the initial public offering of our common stock, through February 28, 2003, the end of our fiscal year 2003, compared to the Nasdaq Composite Index and the TSC Internet Sector Index. The TSC Internet Sector Index is composed of approximately 25 Internet-related stocks and is maintained by TheStreet.com. The graph assumes that $100 was invested in our common stock at the initial public offering price of $16.00 per share, and in the above indices on February 26, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

        Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting Intraware, Inc., 25 Orinda Way, Orinda, CA 94563, (925) 253-4500. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by August 13, 2003.

        It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Peter H. Jackson, Chief Executive Officer and Director

Dated: July 18, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

A.    PURPOSE

        The purpose of the Audit Committee of the Board of Directors of Intraware, Inc. (the "Company") shall be to:

  1.
  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

  2.
  Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

  3.
  Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

  4.
  Provide to the Board the results of its monitoring and recommendations derived therefrom; and

  5.
  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

B.    MEMBERSHIP

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

  1.
  Each member will be an independent director, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rules 4200 and 4350(d);

  2.
  Each member will be able to read and understand fundamental financial statements, in accordance with NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d); and

  3.
  At least one member of the Audit Committee shall be an audit committee financial expert, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d).

C.    RESPONSIBILITIES

        The responsibilities of the Audit Committee shall include:

Financial Statement and Disclosure Matters

  1.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditor to review the adequacy of such controls and to review before filing the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditor relating to such disclosure;

  2.
  Reviewing and discussing with management and the independent auditor the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K with the SEC, and recommending to the Board whether such financial statements should be included in such report;

  3.
  Reviewing and discussing with management and the independent auditor the quarterly unaudited financial statements to be included with the Company's quarterly earnings press release, and reviewing and discussing with management the remaining quarterly unaudited financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing the Company's Quarterly Reports on Form 10-Q with the SEC;

  4.
  Discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

  5.
  Reviewing any disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  6.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditor;

  7.
  Overseeing and reviewing the disclosure controls and procedures designed and maintained by the Company's Disclosure Committee;

Oversight of the Company's Relationship with the Independent Auditor

  8.
  Appointing and replacing the independent auditor (subject to shareholder ratification if applicable), compensating the independent auditor, including pre-approving all fees and terms for audit engagements and permissible non-audit engagements with the independent auditor, and overseeing the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing such audit report or for such related work;

  9.
  Pre-approving audit and non-audit services provided to the Company by the independent auditor (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

  10.
  Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditor by (i) reviewing the independent auditor's proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditor regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them, including as provided in NASDAQ Marketplace Rule 4350(d)(1)(B); (iii) reviewing the independent auditor's periodic peer review; (iv) discussing with the Company's independent auditor the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the Audit Committee by the independent auditor in accordance with the applicable SEC requirements;

  11.
  Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and member independence;

Compliance Oversight Responsibilities

  12.
  Reviewing and approving in advance any proposed related party transactions;

  13.
  Reviewing, approving and monitoring the Company's code of ethics for its executive officers;

  14.
  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  15.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements or compliance policies;

  16.
  If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

  17.
  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors; the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to such advisors;

  18.
  Providing oversight and review at least annually of the Company's investment policies;

  19.
  Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

  20.
  Reviewing its own charter, structure, processes and membership requirements annually.

D.    MEETINGS

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly.

        The Audit Committee will meet in separate executive session with the independent auditor of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

        The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

E.    MINUTES

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

F.     COMPENSATION

        Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers and per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

        Members of the Audit Committee may not receive any compensation from the Company except the fees and stock option grants that they receive for service as a member of the Board of Directors or any committee thereof.

G.    DELEGATION OF AUTHORITY

        The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX B

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

CHARTER FOR THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF
INTRAWARE, INC.

A.    PURPOSE

        The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors of Intraware, Inc. (the "Company") shall be to assist the Board in identifying qualified individuals to become members of the Board, determining the composition of the Board and its committees, monitoring a process to assess Board effectiveness, and developing and implementing the Company's corporate governance guidelines. In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

B.    MEMBERSHIP

        The Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Committee will consist of at least two members of the Board of Directors, each of whom is an independent director as that term is defined in the rules of the National Association of Securities Dealers.

C.    RESPONSIBILITIES

        The responsibilities of the Committee shall include:

  1.
  Leading the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval at the annual meeting, and for Board approval in the case of vacancies. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, have strong business experience, have demonstrated exceptional ability and judgment, and be most effective, in conjunction with the members of and other nominees to the Board of Directors, in collectively serving the long-term interests of the shareholders. As part of its consideration, the Committee shall evaluate shareholder nominees where applicable.

  2.
  Reviewing the Board of Directors' committee structure and recommending to the Board for its approval directors to serve as members chairpersons of committees. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

  3.
  Developing and recommending to the Board of Directors for its approval a set of corporate governance guidelines. The Committee shall periodically review the guidelines and recommend changes as necessary.

  4.
  Overseeing and implementing, as necessary, director continuing education programs, including compliance with any applicable director continuing education requirements.

  5.
  Developing and recommending to the Board of Directors for its approval a self-evaluation process of the Board. The Committee shall oversee the self-evaluations.

  6.
  Reviewing on an annual basis director compensation and benefits.

B-1

  7.
  Reporting its actions and recommendations to the Board.

  8.
  Reviewing the adequacy of this charter and recommending any proposed changes to the Board for approval.

D.    MEETINGS

        The Committee shall meet as often as it determines, but not less frequently than annually.

E.    MINUTES

        The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

F.     ADVISORS

        The Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

G.    COMPENSATION

        Members of the Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers and per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

H.    DELEGATION OF AUTHORITY

        The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

B-2

INTRAWARE, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF INTRAWARE, INC. ("INTRAWARE")

        The undersigned hereby appoints Peter H. Jackson and John J. Moss, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Intraware's stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Intraware to be held at 10:00 a.m. on August 27, 2003 at OCC, 315 Camino Sobrante, Orinda, California 94563, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be voted on reverse side.)

☐	Please mark your vote in oval in the following manner using dark ink only

INTRAWARE, INC

1				PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
	Election of Class II Director Nominee:	For Nominee	Withheld From Nominee
01	-Brendan A. McLoughlin	☐	☐
		☐	☐
		☐	☐
		☐	☐

2	For	Against	Abstain
Ratification of PricewaterhouseCoopers LLP as independent accountants	☐	☐	☐	Mark here for address change and note below	☐	☐	☐
	☐	☐	☐		☐	☐	☐
	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may	☐	☐	☐
	☐	☐	☐	properly come before the Annual Meeting or any adjournment or continuation thereof.	☐	☐	☐
C	PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is partnership, please sign the partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
Questions and Answers About The Proxy Materials and the Annual Meeting
PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTOR
  Directors
  Nominee for Class II Director
  Information on the Nominee and Other Directors
  Recommendation of the Board
  Board Meetings and Committees
  Director Compensation
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
  Audit Fees for Fiscal Year 2003
  All Other Independent Accountant Fees for Fiscal Year 2003
OTHER INFORMATION
  Executive Officers
  Section 16(a) Beneficial Ownership Reporting Compliance
  Security Ownership of Certain Beneficial Owners and Management
Common Stock
Series A Preferred Stock
Series B-1 Preferred Stock
  Executive Compensation
  Compensation Committee Interlocks and Insider Participation
  Certain Relationships and Related Transactions
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
  OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER
APPENDIX B NOMINATING AND GOVERNANCE COMMITTEE CHARTER
CHARTER FOR THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF INTRAWARE, INC.